Exhibit 99.1

PDS Biotech Announces Plan to Initiate Phase 3 Study Evaluating PDS0101 in
Combination with KEYTRUDA® in Head and Neck Cancer in 2023

Company has completed Phase 3 manufacturing of PDS0101 for randomized, controlled, registrational trial in recurrent/metastatic HPV16-positive head and neck cancer

FLORHAM PARK, N.J., March 30, 2023 (GLOBE NEWSWIRE) -- PDS Biotechnology Corporation (Nasdaq: PDSB), a clinical-stage immunotherapy company developing a growing pipeline of targeted immunotherapies for cancer and infectious disease, announced that it has completed key tech transfer, scale up and manufacturing activities required to initiate a global, multicenter Phase 3 registrational trial investigating the combination of PDS0101 and KEYTRUDA® (pembrolizumab), Merck’s anti-PD-1 therapy, in the fourth quarter of 2023. The Phase 3 trial, named VERSATILE-003, will investigate the combination compared to KEYTRUDA® monotherapy for the treatment of unresectable, recurrent/metastatic human papillomavirus (HPV) 16-positive head and neck squamous cell carcinoma (HNSCC).

In preparation for the VERSATILE-003 trial, PDS Biotech plans to submit an amended Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) in the third quarter of 2023. VERSATILE-003 is expected to involve approximately 90-100 clinical sites globally.

PDS Biotech’s plan to initiate the VERSATILE-003 trial follows the successful completion of an End-of-Phase 2 meeting in the third quarter of last year with the FDA, during which PDS Biotech received guidance from the FDA on key elements of the Phase 3 program that will support the submission of a Biologics License Application (BLA). Data reported at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting indicated the combination of PDS0101 and KEYTRUDA® achieved an objective response rate of 41% and an overall survival rate of 87% at nine months in 17 evaluable patients with HPV16 and PD-L1 positive recurrent or metastatic HNSCC. Safety data reported on the first 43 patients enrolled in the trial suggested that the combination was well tolerated with no treatment-related Grade 3 or 4 Adverse Events. Based on these data, the FDA granted Fast Track designation to the combination of PDS0101 and KEYTRUDA for the treatment of HPV16-positive HNSCC.

“With the maturing data from VERSATILE-002, we are pleased to now have visibility into the progression free survival and potential overall survival, and we are excited to move into the final stage of development for our lead asset, PDS0101.  The initiation of a randomized, controlled Phase 3 registrational trial of PDS0101 in combination with KEYTRUDA® as a potential treatment for recurrent or metastatic HPV16-positive head and neck squamous cell carcinoma is a significant milestone for the Company,” stated said Dr. Frank Bedu-Addo, PDS Biotech CEO. “Head and neck cancer remains a devastating diagnosis with a significant unmet medical need. Our goal is to advance this Phase 3 trial as expeditiously as possible to provide additional treatment options for these patients. We are proud to have achieved this milestone on the eve of Oral, Head and Neck Cancer Awareness Month.”

About PDS Biotechnology

PDS Biotech is a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our proprietary Versamune®, Versamune® plus PDS0301, and Infectimune™ T cell-activating platforms. We believe our targeted immunotherapies have the potential to overcome the limitations of current immunotherapy approaches through the activation of the right type, quantity and potency of T cells.  To date, our lead Versamune® clinical candidate, PDS0101, has demonstrated the ability to reduce tumors and stabilize disease in combination with approved and investigational therapeutics in patients with a broad range of HPV16-associated cancers in multiple Phase 2 clinical trials. and will be advancing into a Phase 3 clinical trial in combination with KEYTRUDA® for the treatment of recurrent/metastatic HPV16-positive head and neck cancer in 2023.  Our Infectimune™ based vaccines have also demonstrated the potential to induce not only robust and durable neutralizing antibody responses, but also powerful T cell responses, including long-lasting memory T cell responses in pre-clinical studies to date. To learn more, please visit www.pdsbiotech.com or follow us on Twitter at @PDSBiotech.

About PDS0101
PDS0101, PDS Biotech’s lead candidate, is a novel investigational human papilloma virus (HPV)-targeted immunotherapy that stimulates a potent targeted T cell attack against HPV-positive cancers. PDS0101 is given by a simple subcutaneous injection in combination with other immunotherapies and cancer treatments. Interim data suggests PDS0101 generates clinically effective immune responses, and the combination of PDS0101 with other treatments can demonstrate significant disease control by shrinking tumors, delaying disease progression and/or prolonging survival. The combination of PDS0101 with other treatments does not appear to compound the toxicity of other agents.

About VERSATILE-003

VERSATILE-003 is a randomized, controlled Phase 3 trial evaluating the safety and efficacy of PDS0101, an HPV16-targeted investigational T cell-activating immunotherapy that leverages PDS Biotech’s proprietary Versamune® technology, in combination with Merck’s anti-PD-1 therapy, KEYTRUDA® (pembrolizumab) compared to KEYTRUDA® monotherapy. The combination is being evaluated in immune checkpoint inhibitor (ICI)-naïve patients with recurrent/metastatic HPV16-positive head and neck squamous cell carcinoma (HNSCC) and was granted Fast Track designation by the Food and Drug Administration in June 2022.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning PDS Biotechnology Corporation (the “Company”) and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” “forecast,” “guidance”, “outlook” and other similar expressions among others. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the Company’s ability to protect its intellectual property rights; the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings; the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or product candidates; the Company’s limited operating history in the Company’s current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan; the timing for the Company or its partners to initiate the planned clinical trials for PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates; the future success of such trials; the successful implementation of the Company’s research and development programs and collaborations, including any collaboration studies concerning PDS0101, PDS0203 and other Versamune® and Infectimune™ based product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s product candidates; the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current product candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including the Company’s ability to fully fund its disclosed clinical trials, which assumes no material changes to the Company’s currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim or preliminary results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials; any Company statements about its understanding of product candidates mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration studies; to aid in the development of the Versamune® platform;  and other factors, including legislative, regulatory, political and economic developments not within the Company’s control. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s annual, quarterly and periodic reports filed with the SEC. The forward-looking statements are made only as of the date of this press release and, except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Versamune® is a registered trademark and Infectimune™ is a trademark of PDS Biotechnology. KEYTRUDA® is a registered trademark of Merck Sharp and Dohme LLC, a subsidiary of Merck & Co., Inc., Rahway, N.J., USA.

Investor Contacts:
Deanne Randolph
PDS Biotech
Phone: +1 (908) 517-3613
Email: drandolph@pdsbiotech.com

Rich Cockrell
CG Capital
Phone: +1 (404) 736-3838
Email: pdsb@cg.capital

Media Contacts:
Tiberend Strategic Advisors, Inc.
Dave Schemelia
Phone: +1 (609) 468-9325
dschemelia@tiberend.com

Bill Borden
Phone: +1 (732) 910-1620
bborden@tiberend.com
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